                          OPTION FOR THE PURCHASE OF
                             CLASS A COMMON STOCK
                    OF ADVANCED MACHINE VISION CORPORATION
                    --------------------------------------


      THE OPTION (AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. THIS OPTION MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UPON COMPLIANCE WITH THE REQUIREMENTS FOR TRANSFER SET FORTH HEREIN.

          THIS IS TO CERTIFY THAT, for value received, FMC CORPORATION or its registered assigns (collectively, the "Holder"), is the registered owner of the Option set forth above, which entitles the Holder, subject to the terms and conditions set forth hereinafter, to purchase shares of Class A Common Stock, without par value ("Common Stock"), of Advanced Machine Vision Corporation, a California corporation (the "Company"), at a purchase price per share equal to the "Exercise Price" (as defined below). The number of shares of Common Stock that may be received upon the exercise of this certificate (this "Option Certificate") shall be equal to fifteen percent (15%) of the then issued and outstanding shares of Common Stock of the Company. Each share of Common Stock issuable upon the exercise of the Option (collectively, the "Option Shares") when issued and paid for pursuant to the provisions of this Option shall be validly issued, fully paid and nonassessable, shall be free from all taxes, liens and charges with respect to the issuance thereof and shall be free of any preemptive or similar rights.

          This Option is the Option issued in connection with the Series B Preferred Stock Purchase Agreement of even date herewith, between the Company and the Holder, and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged).

          The Option is subject to the following terms and provisions:

          Section 1.   Exercise of Option.
                       -------------------

          (a) Subject to the provisions hereof, the Option evidenced hereby may be exercised at the discretion of the Holder in whole (but not in part) at any time on or before October 14, 2003 or, if such day is not a Trading Day (as defined in Section 14), then on the next succeeding Trading Day, by presentation and surrender hereof to the Company at its principal place of business (the "Option Office"), with the Notice of Election to Exercise (the "Exercise Notice") attached hereto duly executed and accompanied by payment to the Company of the Exercise Price for the number of Option Shares specified in such Exercise Notice.

          (b) The Exercise Price for each share of Common Stock shall be the average closing bid price of a share of Common Stock for the forty-five (45) days immediately preceding the day on which the Exercise Notice is sent or $2.20 (the "Exercise Price", whichever is greater). The Exercise Price set forth in the preceding sentence is subject to adjustment as set forth in Sections 5
                                                                ----------
and 8.
    -

          (c) Payment of the Exercise Price shall be made in cash or by check, certified bank check or wire transfer, at the option of the Holder.

          (d) Upon receipt by the Company of this Option Certificate at the Option Office, together with a properly completed Exercise Notice and payment of the Exercise Price as provided above, the Holder shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall deliver such certificates to the Holder as promptly as possible thereafter, but in any event within five (5) Trading Days of receipt of the Exercise Notice. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 1, except that the Company
                                          ---------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the Option Shares in a name other than that of the Holder of the Option evidenced hereby who shall have surrendered the same in exercise of the subscription right evidenced hereby. If Option Shares are issued prior to the time that an appropriate registration statement with respect to the Option Shares has become effective under the Securities Act, the Option Shares so issued shall have stamped or imprinted
thereon a legend in the form of Exhibit A.   Any holder of Option Shares so
                                ---------
legended shall be entitled to have such legend removed, upon surrender of Option Shares to the Company or the transfer agent for the Common Stock, upon effectiveness of such a registration statement or upon receipt by the

Company of an opinion of counsel to the effect that such legend is no longer required.

          (e) Upon any partial exercise of the number of Option Shares to which this Option Certificate entitles the Holder, there shall be issued to the Holder hereof a new Option Certificate in respect of the percentage of shares of Common Stock as to which this Option Certificate shall not have been exercised, subject to the provisions of Section 3. Such new Option Certificate shall be identical to this Option Certificate, except as to the percentage of shares of Common Stock covered thereby.

          Section 2. Exchange, Transfer, Assignment or Loss of Option Certificate; Temporary Option Certificates.
                      ------------------------------------------------

          (a) If this Option Certificate shall be mutilated, lost, stolen, or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Option Certificate, or in lieu of and substitution for the Option Certificate lost, stolen, or destroyed, a new Option Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnification reasonably satisfactory to it. An applicant for such a substitute Option Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          (b) This Option Certificate shall be numbered and shall be registered in a Option Register maintained by the Company as they are issued. The registered owner on the Option Register may be treated by the Company and all other Persons and entities dealing with the Option evidenced hereby as the absolute owner hereof for any purpose and as the Person entitled to exercise the right represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding and, until such transfer on such books, the Company may treat the registered owner on the Option Register as the owner for all purposes. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Option Certificates.

          (c) This Option Certificate may be subdivided or combined with other Option Certificates evidencing the same rights as the rights evidenced hereby and thereby upon presentation and surrender hereof to the Company, together with a written notice signed by the Holder hereof specifying the denominations in which new Option Certificates are to be issued. Upon presentation and surrender of the Option Certificates, together with such written notice, for subdivision or combination, the Company will issue a new Option Certificate or Certificates, in the denominations requested, entitling the holders thereof to purchase the same aggregate number of shares of Common Stock as the Option Certificate or Certificates so surrendered. Such new Option Certificates will be registered in the name of the Holder submitting such request and delivered to such Holder. The Option Certificate surrendered for subdivision or combination shall be cancelled promptly upon the issuance of such new Option Certificate(s). The term "Option Certificate" as used herein includes the Option Certificate into which this Option Certificate may be subdivided, combined or exchanged.

          Section 3.   Fractional Interests.
                       ---------------------

          (a) The Company shall not be required to issue fractions of Option or to issue Option Certificates which evidence fractional Option.

          (b) The Company shall not be required to issue fractions of shares of Common Stock in the exercise of Option. If any fraction of a Option Share would, except for the provisions of this Section, be issuable on the exercise of the Option (or specified portion thereof), the Company shall purchase such fraction for an appropriate amount in cash.

          (c) The Holder, by the acceptance of this Option Certificate, expressly waives his right to receive any fractional Option or any fractional share upon exercise of a Option.

          Section 4.   Reservation of Option Shares, etc.
                       ----------------------------------

          The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option evidenced by this Option Certificate, free from pre-emptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Section 5, as shall be required for issuance
                                   ---------
or delivery upon exercise of the Option evidenced hereby. The Company further agrees: (a) that it shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and (b) to promptly take all action as may from time to time be reasonably required in order to permit the Holder to exercise the Option evidenced hereby and the Company duly and effectively to issue the Option Shares as provided herein upon the exercise hereof. Without limiting the generality of the foregoing, the Company shall not take any action which would result in Option Shares when issued not being validly and legally issued and
fully paid and nonassessable.   The Company shall not increase the par value of
the Common Stock while the Option evidenced hereby is outstanding except to an amount no greater than $.01 per share. The Company hereby represents that, as of the date hereof, it has sufficient shares of Common Stock reserved for issuance upon exercise in full of the Option.

          Section 5.   Anti-Dilution.
                       -------------

          The Exercise Price and the number of shares of Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section. Unless otherwise indicated, all calculations under this Section 5 shall be made to the nearest $0.01 or 1/100th of a share,
           ---------
as the case may be.

          (a) If the Company shall: (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of capital stock of the Company; (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares (or into other securities or property); or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares (or into other securities or property), the number of Option Shares issuable upon the exercise of the Option shall be adjusted so that the Holder of the Option shall be entitled to purchase the kind and number of shares of Common Stock or other securities or property of the Company determined by multiplying the number of Option Shares issuable upon exercise of the Option immediately prior to such event by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become
                                            -------------
effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Adjustments pursuant to this paragraph shall be made successively whenever any event specified above shall occur. Whenever the number of Option Shares issuable upon exercise of a Option is adjusted pursuant to this paragraph, the Exercise Price payable upon exercise of the Option shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Option Shares issuable upon the exercise of the Option immediately prior to such adjustment, and the denominator of which shall be the number of Option Shares issuable immediately thereafter.

          (b)  [Intentionally Omitted.]

          (c) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event: (i) issuing to the Holder of the Option exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; and (ii) paying to such Holder an amount in cash in lieu of a fractional share of Common Stock pursuant to Section 3; provided,
                                                       ---------  --------
however, that the Company shall deliver to such Holder a due bill or other
-------
appropriate instrument evidencing such Holder's rights to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

          (d) No adjustment in the Exercise Price shall be required with respect to shares of Common Stock issued upon exercise of the Option unless such adjustment would require a decrease of at least $.02; provided, however, that
                                                      --------  -------
any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (e) The Company may make such reductions in the Exercise Price, in addition to those required pursuant to other paragraphs of this Section, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (f) In case of any consolidation with or merger of the Company into another corporation in which the Company is not the surviving entity, or in case of any sale, lease or conveyance of assets to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute and deliver to the Holder hereof simultaneously therewith a new Option Certificate, reasonably satisfactory in form and substance to such Holder, providing that the Holder of the Option then outstanding shall have the right thereafter to exercise such Option solely for the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such consolidation, merger, sale or conveyance.

          (g) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Option (other than a change in par value, from no par value to par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, from no par value to par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of

Common Stock into two or more classes or series of shares), the Company shall execute and deliver to the Holder hereof simultaneously therewith a new Option Certificate, satisfactory in form and substance to such Holder, providing that the Holder of the Option then outstanding shall have the right thereafter to exercise such option solely for the kind and amount of shares of Common Stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such reclassification, change, consolidation or merger.

          (h)   The foregoing paragraphs (f) and (g), however, shall not in any
                              --------------     ---
way affect the rights a Holder may otherwise have, pursuant to this Section, to receive securities, evidences of indebtedness, assets, property rights or Option upon exercise of a Option.

          (i) Whenever there shall be any change in the Exercise Price under any paragraph of this Section, and no specific means of adjusting the number of Option Shares issuable upon exercise of the Option is provided in such paragraph, then there shall be an adjustment (to the nearest hundredth of a share) in the number of shares of Common Stock purchasable upon exercise of this Option Certificate, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the number of shares of Common Stock purchasable upon exercise of this Option Certificate immediately before such change in the Exercise Price by a fraction, the numerator of which is the Exercise Price immediately before such change, and the denominator of which is the Exercise Price immediately after' such change. If, following the declaration of a record date for the distribution of any securities or property to be distributed to holders of Common Stock, such securities or property are not so issued, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to issue such securities or property, to the Exercise Price which would then be in effect if a record date for such issuance had not been fixed.

          (j) If any event occurs as to which the foregoing provisions of this Section are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Option in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid.

          (k) If, after one or more adjustments to the Exercise Price pursuant to this Section 5, the Exercise Price cannot be reduced further without
        ---------
falling below the greater of (i) $.01 or (ii) the lowest positive exercise price legally permissible for Option Holder to acquire shares of Common Stock, the Company shall make further adjustment to compensate the holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Option Shares issuable upon exercise of outstanding Option and/or a cash payment to the Holder.

          Section 6.  Notice of Adjustment.
                      --------------------

          (a) Prior to the earlier to occur of: (i) the declaration of a record date for; or (ii) the announcement and/or consummation of, any event or action that would result in an adjustment pursuant to this Section or Section 7,
                                                                      ---------
the Company shall notify the Holder of such intended record date, announcement, event or action. Such notice must be reasonably calculated to be delivered not less than ten (10) nor more than ninety (90) days prior to the applicable event.

          (b)   Whenever the Exercise Price is adjusted as provided in
Section 5:
---------

          (i) the Company shall compute the adjusted Exercise Price in accordance with Section 5 and shall prepare a certificate signed by
                          ---------
          the chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based; and

          (ii) a notice stating that the Exercise Price and number of shares for which the Option may be exercised have been adjusted and setting forth the adjusted Exercise Price and number of shares for which the Option may be exercised shall be communicated by telegram, facsimile, telecopier or any other means of electronic communication capable of producing a written record, or shall be delivered by hand or mailed as soon as practicable by the Company to the Holder at its last address as it shall appear upon the Option Register provided for in Section 2.
                                                                      ---------

          Section 7.   No Rights as Shareholders; Notice to Holder.
                       ---------------------------------------------

          Nothing contained herein shall be construed as conferring upon the Holder the right to vote or to receive dividends or to receive notice as shareholders in respect of the meetings of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Option and prior to their exercise, any of the following shall occur:

          (a) The Company shall authorize the issuance to all holders of Common Stock of rights, warrants or options to subscribe for or purchase Common Stock, or of any other subscription rights or Option; or

          (b) The Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock); or

          (c) The Company shall propose any consolidation or merger to which the Company is a party and for which approval of any stock of the Company is required, or the conveyance or transfer of properties and assets of the Company substantially as an entirety (whether by sale, lease or other disposition), or any reclassification or change of outstanding Common Stock issuable upon exercise of the Option (other than a change in par value, from no par value to par value or from par value to no par value); or

          (d) The Company shall propose the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to the Holder at its address appearing on the Option Register, at least ten (10) days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, warrants, options or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that the holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section or any defect therein shall not affect the legality or validity of any distribution, right, warrants, options, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Section 8.  Restrictions on Transfer of the Option and Option Shares.
                      --------------------------------------------------------

          Until such time as an appropriate registration statement covering the Option or the Option Shares has become effective under the Securities Act, the Holder will not dispose of either the Option evidenced hereby or the Option Shares, as the case may be, except for a transfer by the Holder to an Affiliate (as defined in Section 14). In addition, the Company shall have received an
               ----------
opinion of counsel to Purchaser to the effect that the sale or other proposed disposition of the Option or Option Shares may be accomplished without such registration (or perfection of an exemption) under the Securities Act, which opinion may be conditioned upon: (i) acceptance by the transferee of a Option Certificate or Certificates or Option Shares bearing a legend similar to that set forth in Exhibit A; and (ii) a certificate of the transferee stating that
             ----------
the Option(s) or Option Share(s) being acquired by such transferee are being acquired by such transferee for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.

          Section 9.  [Intentionally Omitted.]

          Section 10.   No Voting Rights.
                        -----------------

          No Holder shall be entitled to any voting rights as a stockholder of the Company by virtue of such Holder's ownership of Option; provided that
                                                            --------
Holders who also hold voting securities of the Company, including Option Shares, shall be entitled to vote such securities on any matter upon which other holders of such class of securities are entitled to vote.

          Section 11.   Execution of Option Certificates.
                        ---------------------------------

          The Option Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board of Directors, President or Vice President of the Company.

          Section 12.  Severability.
                       -------------

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the other remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Holder's rights and privileges shall be enforceable to the fullest extent permitted by law.

          Section 13.   Governing Law.
                        --------------

     The Option shall be governed by and construed in accordance with the laws of the State of Illinois.

          Section 14.   Definitions.
                        ------------

          For all purposes of this Option Certificate, in addition to the other terms defined elsewhere herein, unless the context otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or
           ---------
     indirectly controlling or controlled by or under direct or indirect common
     control with such specified Person.   For the purposes of this definition,
     "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Board of Directors" means either the Board of Directors of the
           ------------------
     Company or any duly authorized committee of that board.

          "Common Stock" means the Class A Common Stock of the Company which has
           ------------
     no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, subject to Section 5, shares issuable on exercise of the Option evidenced hereby, as contemplated by the first paragraph of this Option Certificate, shall include only shares of the class designated as Common Stock of the Company as of the date of this Option or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting
     --------
     class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     As used in this Option Certificate, "shares" shall include fractions thereof to the extent that fractional shares of the Company are outstanding.

          "Person" shall mean any individual, firm, partnership, association,
           ------
     group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Option), corporation or other entity.

          "Subsidiary" means any subsidiary of the Company, a majority of whose
           ----------
     capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company.

          "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and
           -----------
     Friday, other than any day on which securities are not traded on the exchange or market where the Common Stock is listed or sold.

          Section 15.   Fees and Expenses.
                        ------------------

          All fees and expenses incurred by the Holder in connection with the Holder's ownership of Option and securities or other property received upon exercise thereof which relate to: (a) any required regulatory filings by the Company; and (b) stock exchange listing fees in connection with the foregoing shall be paid by the Company.

          Section 16.   Contest and Appraisal Rights.
                        -----------------------------

          Upon each determination of fair market value or other valuation required hereunder, the Company shall promptly give notice thereof to all Holders, setting forth in reasonable detail the calculation of such fair market value or valuation and the method and basis of determination thereof, as the case may be.



Dated: October 14, 1998



                                ADVANCED MACHINE VISION CORPORATION



                                By: /s/ Alan R. Steel
                                   -----------------------------
                                Name Alan R. Steel
                                     ---------------------------
                                Title: Chief Financial Officer
                                      --------------------------

                        NOTICE OF ELECTION TO EXERCISE
                        ------------------------------




     The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ___________________ shares of Class A Common Stock and hereby makes payment of the Exercise Price in the amount of ____ Dollars ($________).



                                        NAME OF HOLDER:


                                        _____________________________
                                        ( Please Print )

                                        By:__________________________



Date: ___________________.



                      *    *    *    *    *    *    *    *




                    Instructions for Registration of Stock
                    --------------------------------------




         Name_________________________________________________________
                    (please type or print in block letters)


         Address______________________________________________________

                                                                       EXHIBIT A
                                                                       ---------



        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UPON COMPLIANCE WITH THE REQUIREMENTS FOR TRANSFER SET FORTH HEREIN.